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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                              PERCENTAGE OF
                                                           ORGANIZED        VOTING SECURITIES
                                                             UNDER              OWNED BY
                                                            LAWS OF           CULLEN/FROST
=============================================================================================
The Frost National Bank                                  United States              100%

Main Plaza Corporation                                           Texas              100%

Daltex General Agency, Inc.                                      Texas              100%

The New Galveston Company, Inc.                               Delaware              100%

Cullen/Frost Capital Trust I                                  Delaware              100%

Frost Insurance Agency                                           Texas              100%

Frost Securities, Inc                                         Delaware              100%